Exhibit 99.3


     McDATA Corporation Files Patent Infringement Claim Against Brocade
       Communications Systems, Inc. in Denver Federal District Court


BROOMFIELD, Colo. - February 14, 2002 - McDATA Corporation (Nasdaq:
MCDTA/MCDT) today announced that it has filed a complaint in the United States District Court for the District of Colorado against Brocade Communications Systems, Inc., San Jose, CA, for infringement of McDATA's United States Patent No. 6,233,236, Method and Apparatus for Measuring Traffic Within a Switch.

This patent, which was issued on May 15, 2001, discloses and claims important aspects of the operation for filtering and measuring frame traffic within a switch. Knowledge of the frame or data traffic that flows through a switch can be used to more efficiently manage that data traffic and avoid bottlenecks. McDATA, a leader in storage area networking, holds 25 issued patents related to storage area networking, with an additional 15 pending.

"We strongly believe that Brocade has been selling and offering for sale products that infringe our patent," said Thomas O. McGimpsey, vice president and general counsel for McDATA. "McDATA has informed Brocade of the infringement. McDATA's 25 issued patents are valuable company assets and this action is a clear signal to the market that McDATA will vigorously assert its intellectual property rights against infringements."

About McDATA
McDATA (Nasdaq: MCDTA/MCDT) is the worldwide leader in open storage networking solutions and provides highly available, scalable and centrally managed storage area networks (SANs) that address enterprise-wide storage problems. McDATA's core-to-edge enterprise SAN solutions improve the reliability and availability of data to simplify SAN management and reduce the total cost of ownership. McDATA extensively pre-tests its solutions to provide IT organizations with the comprehensive tools, methodologies and support essential to robust SAN implementation. McDATA distributes its products through its OEMs, network of resellers and Elite Solution Partners. McDATA and the McDATA logo are registered trademarks, and SANavigator is a trademark of McDATA Corporation.

Forward-Looking Statements
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to quickly integrate SANavigator and ramp sales, our relationship with EMC Corporation and IBM and the level of their orders, the impact of the general economic slowdown and the recent terrorist attacks on purchasing decisions by customers and capital spending, our ability to complete the manufacturing review plan and the successful implementation of an "outsourcing-focused" manufacturing model, our ability to expand sales into higher margin channels through system integrators and distributors, a loss of any of our key customers (or our OEMs' key customers), distributors, resellers or our contract manufacturer, our ability to expand our product offerings and any transition to new products, component quality and availability, the impact and uncertainty of typically having most of the sales volume occur in the last month and a significant amount in the last two weeks of the fiscal quarter, the development of the storage area network and switch markets, competition in the storage area network and switch markets, one-time events and other important risk factors disclosed previously and from time to time in our filings at the U.S. Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.